Exhibit 5.1

November 27, 2012

AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, Pennsylvania 19087-5594

RE:                           AmerisourceBergen Corporation

Registration Statement on Form S-3

Filed on November 27, 2012

Ladies and Gentlemen:

We have acted as counsel to AmerisourceBergen Corporation, a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof.  The Registration Statement relates to the potential offer and sale, from time to time, of securities of the Company (the “Securities”) as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), which may include:

(i)                                     shares of common stock, par value $0.01 per share, of the Company (“Common Stock”),

(ii)                                  shares of one or more series of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”),

(iii)                               one or more series of the Company’s unsecured senior or subordinated debt securities (“Debt Securities”),

(iv)                              depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”) deposited with a depositary and evidenced by depositary receipts,

(v)                                 warrants for the purchase of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Units (as defined below) or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing (“Warrants”),

(vi)                              purchase contracts for the purchase or sale of debt or equity securities of the Company or securities of third parties, or a combination thereof (“Purchase Contracts”), and

(vii)                           units consisting of one or more of the securities referenced in (i) through (vi) above (“Units”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), (ii) the Company’s Amended and Restated Bylaws (the “Bylaws”), (iii) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement, (iv) the form of Indenture between the Company and U.S. National Bank Association, as trustee (the “Trustee”), pursuant to which the Debt Securities are to be issued from time to time (the “Indenture”), and (v) such other documents, records and instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.  With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company.  We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A.                                    the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time pursuant to the Registration Statement (including the Prospectus and applicable Prospectus Supplement) will be duly authorized and established by authorizing resolutions of the Board, in accordance with the Certificate, the Bylaws and applicable law (each, a “Corporate Action”);

B.                                    each series of Debt Securities will be issued under the Indenture and any applicable amendment or supplement thereto (hereinafter all references to “Indenture” shall include any applicable amendment or supplement thereto), between the Company and the Trustee;

C.                                    to the extent that the obligations of the Company under the Indenture may depend upon such matters, the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture;

D.                                    any Depositary Shares will be issued under one or more depositary agreements (each, a “Depositary Agreement”) between the Company and a depositary identified in the Depositary Agreement as a depositary (each, a “Depositary”);

E.                                     to the extent that the obligations of the Company under any Depositary Agreement may depend upon such matters, the Depositary with respect to such Depositary Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Depositary will be duly qualified to engage in the activities contemplated by such Depositary Agreement; that such Depositary Agreement will be duly authorized, executed and delivered by such Depositary and will constitute the legal, valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; that such Depositary will be in compliance, generally and with respect to acting as a Depositary under such Depositary Agreement, with all applicable laws and regulations; and that such Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Depositary Agreement;

F.                                      any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the entity identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”);

G.                                    to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, the Warrant Agent with respect to such Warrant Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement will be duly authorized, executed and delivered by such Warrant Agent and will constitute the legal, valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; that such Warrant Agent will be in compliance, generally and with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and that such Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

H.                                   any Purchase Contracts will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and the other parties thereto;

I.                                        any Units will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and the other parties thereto;

J.                                        to the extent Purchase Contracts or Units consist at least in part of debt obligations of third parties, such debt obligations at all relevant times will constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms;

K.                                   the Registration Statement and any amendments thereto will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

L.                                     a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by each of the Company and the other parties thereto;

M.                                 all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

N.                                    a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof:

1.                                      Upon due authorization by all requisite Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.                                      Upon designation of the preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions relating to a series of Preferred Stock by all requisite Corporate Action and the proper filing with the Secretary of State of the State of Delaware of a certificate of designation relating to such series of Preferred Stock, the due authorization by all requisite Corporate Action of the issuance and sale of shares of such series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.                                      When the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the particular series of Debt Securities has been duly established in accordance with the terms of the Indenture, the specific terms of a particular issuance of Debt Securities have been duly authorized by all requisite Corporate Action and are in accordance with the terms of the Indenture, such Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment of consideration for such Debt Securities, in accordance with the terms and provisions of the Indenture and the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

4.                                      When the specific terms of a particular issuance of Depositary Shares have been duly authorized by all requisite Corporate Action and in accordance with the applicable Depositary Agreement, the Depositary Shares evidenced by depositary receipts are duly executed, issued and delivered in accordance with the terms of such Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock, and in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

5.                                      When the specific terms of a particular issuance of Warrants have been duly authorized by all requisite Corporate Action and in accordance with the applicable Warrant Agreement, the Warrants are duly executed, issued and delivered in accordance with the terms of such Warrant Agreement against payment of consideration in accordance with the terms and provisions of such Warrant Agreement and the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

6.                                      When the specific terms of the Purchase Contracts have been duly authorized and established by all requisite Corporate Action and in accordance with the applicable Purchase Contract Agreement, the Purchase Contracts are duly executed, issued and delivered in accordance with the terms of such Purchase Contract Agreement against payment of consideration in accordance with the terms and provisions of such Purchase Contract Agreement and the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Purchase Contracts will constitute valid and binding obligations of the Company.

7.                                      When the specific terms of the Units have been duly authorized and established by all requisite Corporate Action and in accordance with the applicable Units Agreement, the Units are duly executed, issued and delivered in accordance with the terms of such Unit Agreement against payment of consideration in accordance with the terms and provisions of such Unit Agreement and the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Units will constitute valid and binding obligations of the Company.

The opinions set forth above as to validity, binding effect or enforceability of any agreement or obligation of the Company may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, or (iv) requirements that a claim with respect to any Debt Securities in denominations other than in United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.  Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Validity of Securities” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP